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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
AMC Entertainment Holdings, Inc.:

        We consent to the incorporation by reference in the registration statement (No. 333-192912) on Form S-8 of AMC Entertainment Holdings, Inc. of our report dated March 4, 2014, with respect to the consolidated balance sheets of AMC Entertainment Holdings, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity, and cash flows for the year ended December 31, 2013, the period August 31, 2012 to December 31, 2012, the 22-week period ended August 30, 2012, and the 52-week period ended March 29, 2012, which report appears in the December 31, 2013 annual report on Form 10-K of AMC Entertainment Holdings, Inc.

/s/ KPMG LLP

Kansas City, Missouri
March 4, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm